UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2013

GLOBUS MEDICAL, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403
(Address of principal executive offices) (Zip Code)
(610) 930-1800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders (the “Annual Meeting”) of Globus Medical, Inc. (the “Company”) was held on June 4, 2013. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.
Proposal 1
The individuals listed below were each elected at the Annual Meeting to serve a three-year term on the Company's Board of Directors.

Nominee	For	Against	Abstain	Broker Non-Vote
David C. Paul	281,152,017	9,629,890	1,150	20,669,552
Daniel T. Lemaitre	290,671,333	98,111	13,613	20,669,552
Ann D. Rhoads	290,623,417	146,027	13,613	20,669,552
Proposal 2
A proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013, as described in the proxy materials. This proposal was approved.

For	Against	Abstain	Broker Non-Vote
311,434,864	16,258	1,487	—
Proposal 3
A non-binding advisory vote to approve the compensation of the Company's named executive officers, as described in the proxy materials. This proposal was approved.

For	Against	Abstain	Broker Non-Vote
289,877,196	7,578	898,283	20,669,552
Proposal 4
A non-binding advisory vote on the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers, as described in the proxy materials. “1 Year” was approved.

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
290,625,507	13,260	139,742	4,548	20,669,552

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	June 10, 2013	/s/ ANTHONY L. WILLIAMS

Anthony L. Williams
Vice President,
Corporate Counsel and Secretary